UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 23, 2010, UDF IV Acquisitions, L.P. (“Acquisitions”), a subsidiary of United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) purchased a loan (the “Loan”) to Frisco Hills, L.P. (the “Borrower”). The Loan is secured by a first lien deed of trust on an approximate 296 acre residential development project located in Denton County, Texas.  Acquisitions purchased the Loan under a Loan Purchase Agreement between UDF IV and FH 295, LLC, a third party, for a purchase price of $10,500,000.

Interest on the Loan is payable monthly at the prime rate.  Concurrently with the purchase of the Loan, UDF IV was paid a commitment fee of $161,410.00 by a third party to maintain a targeted yield of approximately 15% on the Loan.  Acquisitions has no funding obligations under the Loan.  The Loan matures and becomes due and payable in full on September 1, 2010.  On August 20, 2010, the outstanding balance of the Loan was $17,075,161.

Effective August 19, 2010, Acquisitions obtained a three year $8,000,000 revolving credit facility in the maximum principal amount of $8 million (the “Credit Facility”) from Community Trust Bank of Texas (the “Lender”) pursuant to a Revolving Loan Agreement (the “Loan Agreement”). A portion of the purchase price for the Loan was funded under the Credit Facility.

The interest rate on the Credit Facility is equal to the greater of prime plus 1% or 5.5% per annum.  Accrued interest on the outstanding principal amount of the Credit Facility is payable monthly.  The Credit Facility matures and becomes due and payable in full on August 19, 2013.  In consideration of the Lender originating the Credit Facility, Acquisitions paid the Lender an $80,000 origination fee.  On August 23, 2010, $4,725,000 in principal was outstanding under the Credit Facility.  The Credit Facility is secured by first priority collateral assignment and lien on the loans funded by the Lender, and by a first lien security interest in all of Acquisitions’ assets.  The Credit Facility is guaranteed by UDF IV and by United Development Funding III, LP (“UDF III”). In consideration of UDF III guaranteeing the Credit Facility, Acquisitions agreed to pay UDF III a monthly credit enhancement fee equal to 1/12th of 1% of the outstanding principal balance of the Credit Facility at the end of each month.

Acquisitions’ eligibility to borrow up to $8 million under the Loan Agreement is determined pursuant to a defined borrowing base.  The Loan Agreement requires Acquisitions and the guarantors to make various representations to the Lender and to and comply with various covenants and agreements, including but not limited to, minimum net worth requirements and defined leverage ratios.

If a default occurs under the Credit Facility, the Lender may declare the Credit Facility to be due and payable immediately.  A default may occur under the Credit Facility in various circumstances including, without limitation, the failure to pay principal or interest on the Credit Facility or to pay other debt when due, the failure to comply with covenants and agreements, the breach of representations or warranties, the bankruptcy of Acquisitions or the guarantors, a material adverse change in the financial condition of Acquisitions or the guarantors, or the sale of Acquisitions’ assets outside of the ordinary course of business.  In any such event, the Lender may exercise any rights or remedies it may have, including, without limitation, prohibiting distributions from Acquisitions to UDF IV, or foreclosure of Acquisitions’ assets.  Any such event may materially impair Acquisitions’ ability to conduct its business.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information required by this Item 2.03 of this Current Report is also being furnished under Item 1.01 - “Entry into a Material Definitive Agreement.”  The information reported under Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus and our Annual Reports on Form 10-K filed with the Securities and Exchange Commission, which contain a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: August 25, 2010	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer